EXHIBIT

                               21
Tender Loving Care Health Care Services, Inc. (DE)

     Staff Builders International, Inc. (NY)
     Albert Gallatin Home Care, Inc. (DE)
     Careco, Inc. (MA)
     T.L.C. Midwest, Inc. (DE)
     Tender Loving Care Health Care Services, Inc. (CT)
     Home Health Care, Inc. (MD)
     Personnel Industries, Inc. (MD)
     T.L.C. Home Health Care, Inc. (FL)

          T.L.C. Medicare Services of Dade, Inc. (FL)
          T.L.C. Medicare Services of Broward, Inc. (FL)
          Tender Loving Care Private Patient Company, Inc. (FL)

     Tender Loving Care Home Care Services, Inc. (NY)

          U.S. Ethicare Corporation (DE)

               U.S. Ethicare Albany Corporation (NY)
               U.S. Ethicare Chautauqua Corporation (NY)
               U.S. Ethicare Erie Corporation (NY)
               U.S. Ethicare Niagara Corporation (NY)
               U.S. Ethicare Onondaga Corporation (NY)
               Ethicare Certified Services, Inc. (NY)

     Staff Builders, Inc. (NY)

          SBPP, INC. (DE)
          Albert Gallatin Services Corporation (PA)
          S.B.H.F., Inc. (NY)
          Staff Builders Services, Inc. (NY)
               MedVisit, Inc. (NC)
          Staff Builders Home Health Care, Inc. (DE)
          Professional Detail Services, Inc. (NY)
          A Reliable Homemaker of Martin-St. Lucie County,
               Inc.(FL)
          St. Lucie Home Health Agency, Inc. (FL)
          S.B. Assured Home Care, Inc. (DE)